UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

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SECURED CONVERTIBLE NOTE AGREEMENT

December 28, 2012

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Exhibit A – Schedule of Purchasers
Exhibit B – Form of Secured Convertible Promissory Note

Exhibit C – LLC Interests Collateral
Exhibit D – Form of Registration Rights Agreement

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UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

SECURED CONVERTIBLE NOTE AGREEMENT

This Secured Convertible Note Agreement (the “Agreement”), is made as of December 28, 2012, by and among Universal Business Payment Solutions Acquisition Corporation, a Delaware corporation (the “Company”), and each of the parties listed on the Schedule of Purchasers attached hereto as Exhibit A (each a “Purchaser” and collectively, the “Purchasers”).

ARTICLE 1

The Notes

1.1  Authorization of Notes. The Company has duly authorized the sale and issuance to the Purchasers of Secured Convertible Promissory Notes, in the form attached hereto as Exhibit B (the “Notes”) in the principal amount of up to Ten Million Dollars ($10,000,000), with a maturity date of December 31, 2014. The proceeds from the Notes will be used to facilitate the closings under (a) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, JP Merger Sub, LLC, WLES, L.P. and certain other parties thereto and (b) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, ADC Merger Sub, Inc., AD Computer Corporation (“ADC”), Payroll Tax Filing Services, Inc., and certain other stockholders party thereto (such agreements collectively, the “Acquisition Agreements”). This Agreement and the Issuance of the Notes, and the parties obligations related thereto, are contingent upon the closing of the transactions contemplated by the Acquisition Agreements.

ARTICLE 2

Closings; Delivery

2.1  Closing. At the Closing (as defined below), the Company will issue to each Purchaser, and each Purchaser is obligated to purchase severally, and not jointly, from the Company, Notes in the principal amount set forth opposite such Purchaser’s name in Exhibit A attached hereto (“Purchaser’s Commitment”), or a total principal amount of up to Ten Million Dollars ($10,000,000) for the Purchasers collectively. The closing of such purchase and sale of the Notes hereunder (the “Closing”) shall be held at the offices of Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104 at 10:00 a.m. local time on the date hereof or at such other place or time upon which the Company and the Purchasers mutually agree (the “Closing Date”). The obligations of the Company to issue and the Purchasers to purchase the Notes shall arise immediately prior to the consummation of the transactions contemplated by the Acquisition Agreements.

2.2  Delivery. At the Closing, the Company shall deliver to each Purchaser a Note in the principal amount for such Purchaser determined as provided herein, against payment of the purchase price therefor by check payable to the Company or by wire transfer made pursuant to the Company’s instructions.

ARTICLE 3

Representations, Warranties and Covenants of the Company

In this Agreement, any reference to a “Material Adverse Effect” means any event, change or effect that is materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company.

The Company represents and warrants to each of the Purchasers at the Closing as follows:

3.1  Corporate Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted by it. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. JetPay, LLC (“JetPay”) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to carry on its business as presently conducted and as presently proposed to be conducted by it. JetPay is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. ADC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted by it. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2  Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Notes hereunder, and to carry out and perform its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Notes by the Company, the authorization, sale, issuance and delivery of the Notes and the performance of the Company’s obligations hereunder or thereunder has been taken. This Agreement and the Notes, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3  Capitalization. Assuming consummation of the transactions contemplated by the Acquisition Agreements, the Company will own 100% of the issued and outstanding equity interests in JetPay, 50% of which will be unencumbered and free of any Liens.

3.4  Government Consents. No consent, approval or authorization of or designation, declaration or filing with any federal, state, local or foreign governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Notes or the consummation of any other transaction contemplated hereby or thereby, except filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporations Code and other applicable blue sky laws of the offer and sale of the Notes, which filings and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of each Closing.

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3.5  Offering. Based in part upon the Purchasers’ representations in Article 4 hereof, the offer, and the sale and issuance, of the Notes and the shares of capital stock of the Company issuable upon conversion of the Notes (the “Conversion Stock”) constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act.

3.6  Valid Issuance of Securities. The Company shall, prior to the conversion of the Notes, reserve from its authorized but unissued shares of its capital stock for issuance and delivery upon the conversion of the Notes, such number of shares of Conversion Stock, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient authorized numbers of shares of Conversion Stock issuable upon the conversion of the Notes. All such shares shall be duly authorized, and when issued upon any such conversion, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

3.7  Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or its bylaws, in each case as amended and currently in effect, or of any provision of any federal, state or local law, statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Notes, and the consummation of the transactions contemplated hereby or thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any such provision, agreement, instrument, judgment, injunction, order or degree or an event which results in the creation of any material lien, charge, pledge, security interest, mortgage or other encumbrance (each a “Lien”) upon any assets or properties of the Company.

ARTICLE 4

Representations, Warranties and Covenants of the Purchasers

Each Purchaser hereby represents, warrants and covenants, severally and not jointly, to the Company as follows:

4.1  Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

4.2  Restricted Securities; Rule 144. The Purchaser understands that the Notes (and the Conversion Stock) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, the Notes (and the Conversion Stock) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Notes (and all capital stock of the Company issuable upon conversion of the Notes) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

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4.3  No Public Market. The Purchaser understands that no public market now exists for the Notes and that there can be no assurance that a public market will ever exist for the Notes (or the Conversion Stock).

4.4  Further Limitations on Disposition of Conversion Stock. Without in any way limiting the representations set forth above, except with respect to transfers to fund entities affiliated with Purchasers, or in the case of an individual Purchaser, to an entity wholly-owned by such individual Purchaser, the Purchaser agrees not to make any disposition of all or any portion of the Conversion Stock issuable upon conversion of the Notes, unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require, or is exempt from, registration under the Securities Act; or

(c) there is an applicable exemption under the Securities Act, including but not limited to an exemption under Rule 144 of the Securities Act

4.5  Registration Rights. At the Closing, the Company and Purchaser shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit D. For the avoidance of doubt, the Company agrees to use its best efforts to file a registration statement with respect to all of the Conversion Stock as soon as practicable following the Closing and to maintain the effectiveness of such registration statement so long as the Conversion Stock is issuable or the Purchaser holds the Conversion Stock. Furthermore, in the event that a registration statement is not declared effective by June 30, 2013, the conversion price shall be reduced by $0.15 per share and then by an additional $0.05 per share for every 30 days after June 30, 2013 that the registration statement has not been declared effective.

4.6  Legends. It is understood that each certificate representing the Conversion Stock issuable upon conversion of the Notes and any securities issued in respect thereof or in exchange therefor shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company hereby agrees to instruct the transfer agent to remove such legend immediately upon the effectiveness of the Company’s registration statement with respect to the Conversion Shares.

4.7  No Transfer of Notes. The Purchaser shall not sell, contract to sell, pledge or otherwise transfer or dispose of the Notes, or any economic interest therein, without the prior written consent of the Company, which consent shall not be unreasonably withheld, except to fund entities affiliated with Purchasers, or in the case of an individual Purchaser, to an entity wholly-owned by such individual Purchaser.

4.8  Listing. The Company shall use its reasonable best efforts to maintain a listing on a nationally recognized securities exchange market for its shares of common stock.

ARTICLE 5

Covenants

5.1  Security Interest. This Agreement constitutes a “security agreement” within the meaning of the UCC. In order to secure payment and performance of the Secured Obligations, the Company hereby grants, assigns, transfers, pledges, for the benefit of the Purchasers hereunder, a security interest in, and a Lien on, all of Company’s right, title, estate, claim and interest in and to any or all of the items listed on Exhibit C to this Agreement whether now owned or hereafter acquired and wherever located (collectively, the “LLC Interests Collateral”).

5.2  Financing Statements. The Company will promptly cooperate with the Purchasers in executing such financing statements, continuation statements, assignments, certificates and other documents with respect to the LLC Interests Collateral, pursuant to the applicable Uniform Commercial Code and otherwise, as any Purchaser may reasonably request in order to enable such Purchaser to perfect and from time to time to renew the security interest granted, all in form reasonably satisfactory to such Purchaser, and the Company will pay the costs of filing the same in all public offices where such Purchaser deems such financing to be necessary or desirable.

5.3  Return of LLC Interests Collateral. Upon payment in full of the Note and any other amounts due hereunder, or upon the full conversion of the Note into securities of the Company, the security interest in granted herein shall be released.

5.4  Further Assurances. The Company agrees that at any time and from time to time, at its expense, the Company will promptly execute and deliver all further instruments and documents, and take all further action that any Purchaser may reasonably request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable such Purchaser to exercise and enforce its rights and remedies hereunder with respect to any LLC Interests Collateral.

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5.5  Company’s Continuing Rights. Notwithstanding the security interest in the LLC Interests Collateral granted to and created in favor of the Purchasers under this Agreement, the Company shall have the right until the occurrence and continuance of an Event of Default, to sell, lease or otherwise dispose of the Assets and to collect the Accounts, in each case only in the ordinary course of the Company’s business.

5.6  Limitation on Debt. For so long as any Note (or portion thereof) remains outstanding, the Company will not raise any additional indebtedness ranking pari passu with or senior to the Notes and will be precluded from incurring additional subsidiary level indebtedness such that consolidated debt/EBITDA ratio would exceed 3.0 times EBITDA.

5.7  Opinion of Counsel. In connection with the Closing, the Company shall deliver an opinion of Counsel that the membership interests underlying the LLC Interests Collateral constitute the legal valid binding obligation of the obligor and such interests have been validly issued under the Texas Limited Liability Company Act.

5.8  Collateral Impairment. To the extent the Purchasers determine in their reasonable discretion that the LLC Interests Collateral has become materially impaired and provide a notice to the Company detailing the analysis underlying such determination, Purchasers shall have the right to demand that the Company replace within a commercially reasonable time such LLC Interests Collateral with replacement collateral of JetPay or the Company; provided, however, that in no event shall the Company be obligated to provide such replacement collateral if the provision of such collateral would cause the Company to breach any existing material contractual obligations then in effect at the time of such request.

5.9  Financial Statements. For so long as any Note (or portion thereof) remains outstanding, the Company shall deliver or cause to be delivered upon request of the Payees within 15 business days: (i) a balance sheet for each of the Company, ADC and JetPay as of the last day of the previous calendar month, (ii) a statement of income for each of the Company, ADC and JetPay for the monthly period ending on the last day of the previous calendar month and (iii) a statement of cash flows for each of the Company, ADC and JetPay for the monthly period ending on the last day of the previous calendar month.

5.10  No Further Liens. For so long as any Note (or portion thereof) remains outstanding, the Company will maintain good title to, or the right to use, the Assets and the LLC Interests Collateral, as the case may be, free and clear of any Liens or restrictions on the transfer thereof except for (i) the Permitted Liens or (ii) Liens approved by each of the Purchasers.

5.11  Definitions. For purposes of this Agreement, each of the following terms has the meaning set forth below:

“Accounts” means all bona fide rights of the Company, now existing or hereafter acquired, to payment for goods sold or leased or for services rendered or for royalty payments or payments under any license, which are not evidenced by an instrument or Chattel Paper, whether or not earned by performance.

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“Assets” means all assets of the Company whether now existing or hererafter arising or acquired, including all proceeds thereof, provided, however, that Assets shall not include the LLC Interests Collateral.

“Chattel Paper” means a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes Chattel Paper.

“EBITDA” means total revenues minus total expenses, plus taxes, depreciation, amortization, and interest expense.

“Permitted Liens” means: (i) Liens for any taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (ii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (iii) deposits in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (iv) leases or subleases and nonexclusive licenses and sublicenses granted to others in the ordinary course of the Company’s business; (v) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property that do not materially adversely impact the Company's ability to utilize such real properties; (vi) Liens of materialmen, mechanics, warehousemen, carriers, artisan’s or other similar Liens arising in the ordinary course of the Company’s business or by operation of law with respect to amounts not yet due and payable and (vii) Liens arising out of the Loan Agreement, dated as of May 31, 201, by and among Ten Lords Ltd, Providence Interactive Capital, LLC, JetPay, JetPay ISO Services, LLC, JetPay Merchant Services, LLC, JT Holdings, L.P., JT Holdings Management, LLC, WLES, Ltd. and Trent Voigt.

“Secured Obligations” means all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to the Purchasers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, and which, in all instances, arise under, out of, or in connection with this Agreement and the Notes.

“UCC” means the Uniform Commercial Code of the State of Delaware as in effect on the date hereof and as amended from time to time hereafter.

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ARTICLE 6

Miscellaneous

6.1  Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts made and to be fully performed entirely within such State between residents of such State.

6.2  Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser or the Company and the closing of the transactions contemplated hereby.

6.3  Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither this Agreement nor any term or provision hereof may be assigned to another party without the prior written consent of the other parties hereto; provided, however, that the rights of any Purchaser to purchase the Notes shall be assignable to fund entities affiliated with such Purchaser without the prior written consent of the other parties hereto.

6.4  Fees and Expenses. Each party shall bear its own fees and expenses in connection with this Agreement and the transactions contemplated hereby.

6.5  Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Purchasers holding a majority of the then outstanding principal amount of the Notes (or if the Notes have been converted, a majority of the shares of Conversion Stock, none of which having been sold to the public) or transferees of such Purchasers.

6.6  Notices, etc. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party permitted herein will be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, to Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor PA 19087, Attention: Chief Executive Officer, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz, Facsimile (215) 994-2222 and (b) if to a Purchaser, at the address set forth in Exhibit A for such Purchaser, or at such other address or addresses as shall have been furnished in writing to the Company. Each notice or other communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

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6.7  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Notes (and the Conversion Stock) upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of the Notes (and the Conversion Stock) of any breach or default under this Agreement, or any waiver on the part of such holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any such holder, shall be cumulative and not alternative.

6.8  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.9  Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent Jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

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IN WITNESS WHEREOF, the parties have executed this Secured Convertible Note Agreement as of the date first written above.

COMPANY:

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION,
a Delaware Company

By:	/s/ Bipin C. Shah
Name: Bipin C. Shah
Title: Chief Executive Officer

Address:	Radnor Financial Center
150 North Radnor-Chester Road
Suite F-200
Radnor, PA 19087

[Signature Page to Note Purchase Agreement]

PURCHASERS:

MENDOTA INSURANCE COMPANY

By:	/s/ William A. Hickey, Jr.
Name: William A. Hickey, Jr.
Title: President

[Signature Page to Note Purchase Agreement]

PURCHASERS:

IRA LUBERT

By:	/s/ Ira Lubert
Name:
Title:

[Signature Page to Note Purchase Agreement]

PURCHASERS:

AMERICAN SERVICE INSURANCE COMPANY

By:	/s/ Scott D. Wollney
Name: Scott D. Wollney
Title: President and CEO

[Signature Page to Note Purchase Agreement]

PURCHASERS:

R8 CAPITAL PARTNERS, LLC

By:	/s/ Bruce V. Rauner
Name: Bruce V. Rauner
Title: President

[Signature Page to Note Purchase Agreement]

PURCHASERS:

Special Opportunities Fund, Inc.

By:	/s/ Andrew Dakos
Name: Andrew Dakos
Title: President

[Signature Page to Note Purchase Agreement]

PURCHASERS:

Bulldog Investors General Partnership

By:	/s/ Andrew Dakos
Name: Andrew Dakos
Title: Managing General Partner

[Signature Page to Note Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Loan Amount
AMERICAN SERVICE INSURANCE COMPANY	1,000,000
MENDOTA INSURANCE COMPANY	2,000,000
SPECIAL OPPORTUNITIES FUND, INC.	234,000
BULLDOG INVESTORS GENERAL PARTNERS	1,766,000
R8 Capital Partners, LLC	3,000,000
IRA LUBERT	2,000,000
Total:	$10,000,000

[Signature Page to Note Purchase Agreement]

EXHIBIT B

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE PROMISSORY NOTE

[ ]	December 28, 2012

FOR VALUE RECEIVED, the undersigned, UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION, a Delaware corporation (the “Company”) with its principal place of business at Radnor Financial Center, Suite F-200, Radnor, PA 19087, promises to pay to the order of Special Opportunities Fund, Inc., or its registered transferees or assigns (the “Payee”), the principal sum of [ ] together with simple interest on the unpaid principal balance from time to time outstanding, computed from the date of original issuance of this Note, at the rate of twelve percent (12%) per annum, on the basis of a 365-day year, until paid in full; provided, however that upon the occurrence and during the continuance of an Event of Default (as defined below), this Note will bear interest at a rate of eighteen percent (18%) per annum as measured from the date of the occurrence of such Event of Default. Interest shall be payable in cash on a quarterly basis in arrears within five (5) business days of the end of each calendar quarter commencing on the completion of the first full calendar quarter following the Closing Date.

1.                                                 Notes. This Convertible Promissory Note (the “Note”) is issued as a part of a series of similar notes issued by the Company in the aggregate principal amount of up to Ten Million Dollars ($10,000,000) pursuant to a certain Secured Convertible Note Agreement, dated as of December __, 2012, by and among the Company, the Payee and any other Purchaser named therein (the “Note Agreement”) (together, all such notes sometimes referred to as the “Notes”). The Note Agreement is incorporated by reference herein.

2.                                                 Payment and Interest. Subject to earlier conversion or repayment as provided in Sections 3 and 4 below, the outstanding principal amount of the Note, along with any and all accrued but unpaid interest hereunder, shall become due and payable on the earliest to occur of (i) December 31, 2014 (the “Maturity Date”), or (ii) an Event of Default (as defined in Section 4 below). All payments hereunder, whether for principal, interest or otherwise shall be made in immediately available United States funds sent to the Payee at the address set forth for the Payee in the preamble to this Note or such other address furnished in writing to the Company for that purpose or by wire-transfer to an account specified in writing by Payee. Interest hereunder shall accrue on the outstanding principal amount of this Note from the Closing Date until the earlier of (a) the repayment in full of the principal amount hereunder and the payment of all accrued but unpaid interest hereunder or (b) the earlier conversion of the outstanding principal amount hereunder and all accrued but unpaid interest hereunder in accordance with Section 3 below. All payments received by the Payee will be applied first to costs of collection, if any, then to interest, and the balance to principal. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Note Agreement. The Company shall not prepay without the written consent of holders of 100% of the outstanding principal of the Notes.

3.      Optional Conversion.

(a) Upon the election of the Payee, (i) following the consummation (the “Closing”) of the transactions contemplated by each of (A) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, JP Merger Sub, LLC, WLES, L.P. and certain other parties thereto and (B) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, ADC Merger Sub, Inc., AD Computer Corporation, Payroll Tax Filing Services, Inc., and certain other stockholders party thereto and (ii) prior to the Maturity Date, all or any portion, of the unpaid principal and accrued interest under the Note shall convert into a number of shares of Common Stock of the Company, par value $0.001, (the “Financing Stock”) and shall be appropriately adjusted in the event of stock dividends, stock splits, consolidations, reclassifications and combinations. equal to the quotient obtained by dividing (i) the amount of the unpaid principal and accrued interest on the Note that the Purchaser elects to convert, by (ii) $5.15 (subject to any adjustments as set forth herein, including for the avoidance of doubt, Section 4.5 of the Note Agreement), with any resulting fraction of a share being rounded downward to the nearest whole share and with the Company paying the Payee any remaining amount of unpaid principal or interest not converted into such whole number of shares.

(b) If the Payee elects to convert all of the unpaid principal and accrued interest under the Note in accordance with Section 3(a), then the Payee shall, following the Closing and at least ten (10) business days prior to the Maturity Date, deliver a written notice to the Company indicating the Payee’s election to convert this Note pursuant to Section 3(a). In the event of a conversion of this Note pursuant to Section 3(a), the Payee shall (i) surrender this Note to the Company for cancellation and exchange into the Financing Stock, and (ii) execute and deliver all agreements, documents, instruments and certificates, as may be reasonably requested by the Company in connection with the conversion of this Note. At the time of conversion of this Note, the Company will issue to the Payee, or its registered nominee or assigns, certificate(s) for the number of shares of Financing Stock, into which this Note is then convertible, with any resulting fraction of a share being rounded downward to the nearest whole share, and the Company will pay to the Payee cash for the amounts not so converted as a result of the above-referenced downward rounding. The issuance of certificate(s) for shares of the Financing Stock, shall be made without charge to the Payee for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of the Financing Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Financing Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(c) (i) If the Company shall at any time or from time to time after the date hereof, effect a split or combination of the Common Stock of the Company affecting the Financing Stock (or pay a stock dividend), then the number of shares of Financing Stock shall be proportionately adjusted. Any such adjustments shall be effective at the close of business on the date the split or combination becomes effective or the date of payment of the dividend, as applicable.

 (ii)  Merger Sale, Reclassification, Etc.  In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to members (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other company the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Payee of this Note, upon the exercise of the Note, shall be entitled to receive, in lieu of the Financing Stock, the number of shares of Financing Stock to which such Payee would have been entitled upon such consummation if such Payee had exercised this Note immediately prior thereto."

(iii) Share Issuance. If at any time following the delivery of this Note the Company shall have issued shares of Common Stock or securities issuable or convertible into shares of Common Stock at a price below $5.15 per share (which for the avoidance of doubt shall be measured by taking into account any transfers of Common Stock from existing stockholders of the Company to the recipient of such issuances at a price below $5.15 per share), the Conversion Price shall be such lower price and shall be the basis for any further adjustments as set forth herein.

4.      Event of Default. The outstanding principal and accrued interest hereunder shall, at the option of the Payee, become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”): (a) the Company shall fail to pay any principal or interest hereunder when due; (b) the Company shall fail to perform or observe any other material term, covenant or agreement contained herein or in the Note Agreement on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after the occurrence of such event; (c) material breach of any of the representations or warranties made by the Company in the Note Agreement (d) an Event of Default has occurred and is continuing under any of the Notes after the Company has been provided with ten (10) business days to cure (e) the Company shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect; (iii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) have a petition filed commencing involuntary bankruptcy proceedings against the Company in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) have an order entered against the Company by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) make a general assignment for the benefit of its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property. Notwithstanding anything to the contrary contained herein, an Event of Default occurring with respect to any Note issued pursuant to the Note Agreement shall constitute an Event of Default hereunder.

5.      Security. This Note is secured pursuant to the Note Agreement. Reference is hereby made to the Note Agreement for a description of the nature and the extent of the security for this Note and the rights with respect to such security of the Payee.

6.      Suits for Enforcement. Upon the occurrence of any one or more Events of Default, the Payee may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or the Note Agreement, or in aid of the exercise of any power granted in this Note or the Note Agreement, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Payee. The Payee may direct the time, method and place of conducting any proceeding for any remedy available to it. In case of any Event of Default under this Note, the Company will pay to the Payee such amount as shall be sufficient to cover the reasonable costs and expenses of such Payee due to such Event of Default or in enforcing or collecting this Note.

7.      Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Note will be in writing, will reference this Note and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, to Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor PA 19087, Attention: Chief Executive Officer, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz, Facsimile (215) 994-22220 and (b) if to the Payee, at the address set forth for the Payee in the preamble to this Note, or at such other address or addresses as shall have been furnished in writing by such party to the others, Attention: General Counsel. Each notice or other communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.      General. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right. To the extent permitted by law, the Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Payee with respect to the time of payment. This Note may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of all outstanding principal under the Notes at the time such modification or amendment shall become effective. Notwithstanding the foregoing, the Payee may make any waiver to any action hereunder as to its own rights without a similar action being taken by the holders of the other Notes, provided that such waiver is in writing. If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note. This Note shall be binding upon and inure to the benefit of Payee and its successors and assigns. This Note and the rights and obligations herein may not be assigned by the Payee, except to fund entities affiliated with Payee or in the case of an individual Payee to an entity wholly-owned by such individual Payee, without the prior written consent of the Company.

9.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the day and year first above written.

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION By: __________________ Name: Bipin C. Shah Title: Chief Executive Officer

[INVESTOR] By: __________________ Name: ________________ Title:_________________

EXHIBIT C

LLC INTERESTS COLLATERAL

“All of the LLC Interests of JetPay, LLC owned free and clear of liens by the Company, which consists of 50% of the issued and outstanding LLC interests of JetPay, LLC”

EXHIBIT D

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as December 28, 2012, by and among Universal Business Payment Solutions Acquisition Corporation, a Delaware corporation (the “Company”), and the undersigned party whose name appears listed under the heading “Stockholder” on the signature page hereto.

1.                  Definitions.

“Common Stock” means (i) shares of the Common Stock, par value $0.001 per share, of the Company and (ii) any shares of capital stock of the Company issued or issuable with respect to securities referred to in clause (i) above by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Damages” has the meaning set forth in Section 6(a) hereof.

“Demand Registration” has the meaning set forth in Section 4(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Incidental Registration” has the meaning set forth in Section 3(a) hereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registration Expenses” means (i) all registration and filing fees, (ii) fees and expenses of compliance with any securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(g) hereof), (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for all of the holders of Registrable Securities participating in the offering selected (A) by the Stockholders, or (B) in any other case, by the holders of the majority of Registrable Securities to be sold for the account of all holders of Registrable Securities in the offering, (viii) fees and expenses in connection with any review of underwriting arrangements by the Financial Industry Regulatory Authority (“FINRA”) including fees and expenses of any “qualified independent underwriter” and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the holders of Registrable Securities to be sold in the offering (or the agents who manage their accounts) or any fees and expenses of underwriter’s counsel.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the terms hereof, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Registrable Securities” has the meaning set forth in Section 2 hereof.

“Special Registration Statement” means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company’s security holders, employees, directors, consultants or other business associates or (ii) a registration statement registering a Unit Offering.

“Underwritten Registration” or “Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.                  Registrable Securities. The securities entitled to the benefits set forth herein are the Registrable Securities. As used herein, “Registrable Securities” means the shares of Common Stock that are issued (or issuable) and outstanding as a result of the Stockholder’s conversion rights under that certain Secured Convertible Promissory Note, dated as of December 28, 2012, executed by the Company in favor of the Stockholder; provided, however, that each share of Common Stock shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or all shares of Common Stock held by an Investor or its Affiliates are then distributable at one time under Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing or requiring a legend and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act.

3.                  Incidental Registration.

(a)                Right to Include Common Stock. If at any time or from time to time following the date the Company proposes to register any of its Common Stock under the Securities Act (other than on a Special Registration Statement), whether or not for sale for its own account, it will each such time, as promptly as practicable following the date of filing with the Commission or other applicable regulatory authority of a registration statement or similar document with respect to such registration, give written notice (the “Incidental Registration Notice”) to all holders of Registrable Securities of its intention to register its Common Stock under the Securities Act, and of such holders’ rights under this Section 3. Upon the written request of any such holders of Registrable Securities made within five business (5) days of the date of the Incidental Registration Notice (which request shall specify the aggregate number of the Registrable Securities to be registered and will also specify the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof (an “Incidental Registration”), to the extent required to permit the public disposition (in accordance with such intended methods thereof) of the Registrable Securities to be so registered; provided, however, that (i) if, at any time after giving written notice of its intention to register shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Company’s Common Stock, the Company shall give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); (ii) if a registration requested pursuant to this Section 3 shall involve an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing at least five (5) days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration; and (iii) if, at any time after the 180-day or shorter period specified in Section 3(b), the sale of the securities has not been completed, the Company may withdraw from the registration the Registrable Securities which the Company has been requested to register and which have not been sold.

(b)               Priority in Incidental Registrations. If a registration pursuant to Section 3(a) involves an Underwritten Offering and the managing underwriter advises the Company in writing that, in its opinion, the total number of shares of Common Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this Section 3, exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of such shares of Common Stock, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, (ii) second, all of the shares of Common Stock being registered by holder(s) of Registrable Securities pursuant to a Demand Registration (as hereinafter defined), and (iii) third, the Registrable Securities of the holder(s) of Registrable Securities requested to be included in such Incidental Registration. To the extent that shares of Common Stock to be included in the Incidental Registration must be allocated among the holder(s) of Registrable Securities pursuant to clause (iii) above, such shares shall be allocated pro rata among the holder(s) of Registrable Securities based on the number of shares of Common Stock that such holder(s) of Registrable Securities shall have requested to be included therein. Notwithstanding the foregoing, if an Incidental Registration is an Underwritten Offering, the managing underwriter or underwriters may select shares for inclusion, or exclude shares completely, in such Incidental Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis, or inclusion of such shares, would be material to the success of the offering.

(c)                Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.

(d)               Liability for Delay. The Company shall not be held responsible for any delay in the filing or processing of a registration statement which includes any Registrable Securities due to requests by holders of Registrable Securities pursuant to this Section 3 nor for any delay in requesting the effectiveness of such registration statement.

(e)                Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any Underwritten Registration hereunder unless such holder (i) agrees to sell such holder’s Common Stock on the basis provided in any underwriting arrangements approved by the persons who have selected the underwriter and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, escrow agreements, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

4.                  Demand Registration.

(a)                Right to Demand Registration. Subject to Section 4(b) below, the Stockholder shall be entitled to make a written request (“Demand Registration Request”) to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities owned by it (a “Demand Registration”) (which Demand Registration Request shall specify the intended number of Registrable Securities to be disposed of by such holder and the intended method of disposition thereof); provided, however, that (i) the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition or disposition or public offering it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed ninety (90) days but, if requested by the party requesting such Demand Registration, the Company shall prepare for such Demand Registration so that it will be in a position to file for such Demand Registration promptly following the expiration of such period; provided, however, that the Company may not defer Demand Registrations more than once in any 365-day period, and (ii) if the Company elects not to effect the Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes hereof. Promptly after receipt of the Demand Registration Request, the Company will serve written notice (the “Demand Notice”) of such Demand Registration Request to all holders of Registrable Securities and, subject to paragraph (c) below, the Company will include in such registration all Registrable Securities of such holders with respect to which the Company has received written requests for inclusion therein from such holders within five (5) business days after the receipt by the applicable holder of the Demand Notice. All requests made pursuant to this Section 4(a) will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

(b)               Number of Demand Registrations. The Stockholder shall be entitled to make up to three (3) Demand Registration Requests at any time. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective and maintained continuously effective for a period of at least six (6) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

(c)                Priority on Demand Registration. If any of the Registrable Securities proposed to be registered pursuant to a Demand Registration are to be sold in a firm commitment Underwritten Offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their reasonable opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the maximum number of shares specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of the Common Stock, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters can be sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration held by the party requesting such Demand Registration and such party’s Permitted Transferees; (ii) second, shares of Common Stock to be offered by the Company in such Demand Registration; and (iii) third, shares of Common Stock requested to be included in such Demand Registration held by all other holders of Common Stock, provided that such amount shall be allocated among such other holders as provided in Section 3(b).

(d)               Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 4.

5.                  Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company will, as expeditiously as possible:

(a)                prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Sections 3 or 4 herein at any time prior to the effective date of the registration statement relating thereto, provided, however, that any such discontinuance is conducted in accordance with all other applicable provisions hereof;

(b)               prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)                furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d)               use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject itself to general taxation in any jurisdiction where it is not then so subject;

(e)                immediately notify each seller of any Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in clause (b) of this Section 5, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within ten (10) days prepare and furnish to all sellers a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                The Company will have the right, in its sole discretion, to select an underwriter or underwriters. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA;

(g)               if such Registrable Securities are not already listed or quoted and if such listing is then permitted under the rules of an exchange on which the Common Stock is then listed, use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed, and provide an independent transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h)               furnish to each seller of Registrable Securities covered by such registration statement a signed counterpart, addressed to such seller (and the underwriters, if any) of:

(i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the sellers of not less than fifty percent (50%) of such Registrable Securities (and the managing underwriter, if any); and

(ii) a “comfort” letter, dated the effective date of such registration statement (and, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering such matters with respect to such registration statement as are customarily covered in accountants’ letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by the sellers of not less than fifty percent (50%) of such Registrable Securities (and the managing underwriter, if any);

(i)                 make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (individually, an “Inspector” and collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility (collectively, the “Records”), and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any Records that are designated by the Company in writing as confidential shall be kept confidential by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or by any regulatory authority having jurisdiction. Each Investor agrees that non-public information obtained by it as a result of such Inspections shall be deemed confidential and acknowledges its obligations under the Federal securities laws not to trade any securities of the Company on the basis of material non-public information; and

(j)                 cause appropriate officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(k)               The Company may require each seller of Registrable Securities as to which any registration is being effected promptly to furnish to the Company such information regarding the distribution of such Registrable Securities as may be legally required. Such information shall be furnished in writing and shall state that it is being furnished for use in the registration statement.

(l)                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (e) of this Section 5, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5, and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of the Company’s notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 5 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5.

6.                  Indemnification.

(a)                Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless each holder of Registrable Securities which shall have been registered under the Securities Act, and such holder’s officers, directors and agents and each other Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including underwriters) who participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys’ fees, costs or expenses (collectively, the “Damages”), joint or several, to which such holder or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company or its agents contained in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or such controlling or participating Person, as the case may be, specifically for inclusion in any such document; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such holder in a timely manner and such holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages and such Damages would have been avoided if such holder had so delivered such prospectus as so amended or supplemented.

(b)               Indemnification by the Holders of Registrable Securities Which Are Registered. It shall be a condition of the Company’s obligations herein to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each holder of Registrable Securities to be so registered, whereby such holder agrees to indemnify and hold harmless the Company, its directors, officers and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, joint or several, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, but only to the extent that such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, such preliminary or final prospectus or such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder of Registrable Securities specifically for inclusion in such document. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(c)                Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding Sections 6(a) and 6(b); and (ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation; provided, however, that no indemnifying party will consent to the entry of any judgment or enter into any settlement (other than for the payment of money only) without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d)               Contribution. If for any reason the indemnification provided for in the preceding Sections 6(a) or 6(b) is unavailable to an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

6.10          .

7.                  Liquidated Damages. In the event that a Registration Statement is not declared effective by June 30, 2013, the conversion price as set forth in the Secured Convertible Note pursuant to the Note Agreement shall be reduced by $0.15 per share and then by an additional $0.05 per share for every 30 days after June 30, 2013 that the Registration Statement has not been declared effective

8.                  Hold-Back Agreements.

(a)                Restrictions on Public Sale by Company and Holders of Common Stock. The Company and each holder of Common Stock whose Common Stock is eligible for inclusion in a Registration Statement filed pursuant to Sections 3 or 4, if requested by the managing underwriter or underwriters in an Underwritten Offering of any Registrable Securities, agrees not to, directly or indirectly (except with respect to the Company in connection with a Special Registration Statement), (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock , or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock , whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, during the ten (10) day period prior to, and for a period of 180 days after, the effective date of the Registration Statement, to the extent timely notified in writing by the managing underwriter, or, with respect to each such holder of Common Stock, the Company. Additionally, the Company agrees to use reasonable efforts to cause each holder of Common Stock purchased from the Company at any time after the date of the Agreement (other than in a registered public offering) to agree to the provisions of this Section 7(a).

(b)               Certain Holders of Registrable Securities Excepted. The provisions of Section 7(a) shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of Registrable Securities (except as part of such Underwritten Registration) during such period unless it has provided forty-five (45) days prior written notice of such sale or distribution to the managing underwriter or underwriter.

9.                                          Underwritten Registration. If any of the Registrable Securities covered by any Incidental Registration or a Demand Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

* * * * *

IN WITNESS WHEREOF, each Stockholder and the Company has caused its signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:_____________________________________
Name: Bipin C. Shah
Title: Chairman and Chief Executive Officer

STOCKHOLDER:

By:_____________________________________
Name:
Address: Facsimile: